Exhibit 3.49

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP OF

LAKE COGEN, LTD.

The undersigned, constituting the sole general partner of Lake Cogen, Ltd., a Florida limited partnership, (the “Limited Partnership”) hereby executes this certificate of amendment to the Limited Partnership’s amended and restated certificate of limited partnership to be filed pursuant to section 620.109 Florida Statutes.

1.      The name of the Limited Partnership is:

Lake Cogen, Ltd.

2.      The date of filing the certificate of limited partnership is:

March 13, 1991

3.                        The date of filing the amended and restated certificate of limited partnership (the “Amended and Restated Certificate”) is:

August 4, 1992

4.                        The Amended and Restated Certificate is hereby amended to indicate the change of the address of the general partner of Limited Partnership as follows:

NCP Lake Power Incorporated

1551 N. Tustin Avenue, Suite 900

Santa Ana, California 92701

IN WITNESS WHEREOF, the undersigned general partner has duly executed this Certificate of Amendment To Amended and Restated Certificate of Limited Partnership this 13 day of August, 1993.

NCP LAKE POWER INCORPORATED
General Partner

By:	/s/ Donald D McKechnie
Name:	Donald D McKechnie
Title:	President